                                                                EXHIBIT 5


                               November 18, 1997



VWR Scientific Products Corporation
1310 Goshen Parkway
West Chester, Pennsylvania 19380

          Re:  Registration Statement on Form S-3
               ----------------------------------

Ladies and Gentlemen:

     As counsel to VWR Scientific Products Corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-3, File No. 333-38427 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on October 22, 1997, relating to the offering by the Company of up to 2,750,000 of its common shares (the "Offered Shares") and 275,000 of its common shares to cover over-allotments (the "Over-allotment Shares" and, together with the Offered Shares, the "Common Shares") as provided in the Registration Statement.

     In connection therewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Company's Articles of Incorporation and By-Laws, each as amended, minutes and resolutions of its Board of Directors, and such other documents and corporate records relating to the Company and the issuance of the Common Shares as we have deemed appropriate for the purpose of rendering this opinion.

     In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

     Based upon the foregoing, it is our opinion that (i) appropriate corporate action has been taken to authorize the sale and issuance of the Common Shares to be sold by the Company and (ii) when issued and sold to the purchasers as contemplated by the Registration Statement, such shares will be legally issued, fully paid and nonassessable.

VWR Scientific Products Corporation
November 18, 1997
Page 2


     We hereby consent to the reference to our firm in the Registration Statement under the Prospectus caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. This does not constitute a consent under Section 7 of the Securities Act because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission.

                                             Very truly yours,

                                             \s\ DRINKER BIDDLE & REATH LLP

                                             DRINKER BIDDLE & REATH LLP